Exhibit 99.1

DARA BioSciences Announces Registered Direct Offering of $2.55 million

RALEIGH, N.C. – October 22, 2013 - DARA BioSciences, Inc. (NASDAQ: DARA), an oncology supportive care pharmaceutical company dedicated to providing health care professionals a synergistic portfolio of medicines to help cancer patients adhere to therapy and manage side effects arising from cancer treatment, today announced that on October 22, 2013, DARA BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors providing for the issuance and sale by the Company in a registered direct offering of 5,100,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, at an offering price of $0.50 per share (the “Share Offering”) for gross proceeds of $2,550,000 before deducting for placement agent fees and expenses.  The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on March 25, 2011 and declared effective on April 19, 2011.  A preliminary prospectus supplement and the accompanying prospectus relating to the Share Offering has been filed with the SEC, and a final prospectus supplement relating to the Share Offering will be filed with the SEC and will be available at the SEC’s website located at www.sec.gov.

In a concurrent private placement (the “Private Placement” and, together with the Share Offering, the “Offerings”), the Company is selling to purchasers of shares of its common stock in the Share Offering a warrant to purchase one share of our common stock for each share purchased in the Share Offering (collectively, the “Warrants”).  Each Warrant will become exercisable six months after issuance (the “Initial Exercise Date”), will have an exercise price of $0.56 per share and will be exercisable for five years following the Initial Exercise Date.

The Warrants and the shares of the Company’s common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to the Registration Statement and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933 (the “Securities Act”), and Rule 506(c) promulgated thereunder.

The closing of the Offerings is expected to take place on or about October 25, 2013, subject to customary closing conditions.

The Company estimates that the net proceeds from the Offerings will be approximately $2.3 million. The net proceeds received by the Company from the Offerings will be used to fund its obligations under certain agreements as described below.

The Company intends to enter into a Master Services Agreement (the “CSO Agreement”), with Alamo Pharma Services, Inc. (“Alamo”), following the closing of the Offerings, pursuant to which Alamo will provide the Company with a dedicated sales force for the promotion of the Company’s products, Soltamox, Gelcair, Boinect, and certain complementary products of Mission Pharmacal Company (“Mission”). Alamo is a wholly owned subsidiary of Mission. Concurrent with the CSO Agreement, the Company also intends to enter into a related sales representative sharing agreement and a co-promotion agreement (together with the CSO Agreement, the “Agreements”) with Mission and Alamo, whereby the Company will shares the costs and expenses of the sales force with Mission. Initially, the sales force with consist of 20 individuals. Alamo will be responsible for the hiring, training and compensation of the sales force and will provide certain sales support in connection therewith. The Company will be responsible for the management of the sales force. Under the terms of the Agreements, the Company will pay Alamo a fixed monthly fee, subject to an annual escalator, and reimburse Alamo for certain expenses and will receive compensation from Mission for promoting their products. The Agreement will have a term of  three years, subject to automatic one-year renewals unless either party provides at least 60 days’ written notice of termination prior to the end of the relevant term.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT:LTS), acted as the sole placement agent in connection with the offering.

About DARA BioSciences, Inc.

DARA BioSciences Inc. is an oncology supportive care pharmaceutical company dedicated to providing healthcare professionals a synergistic portfolio of medicines to help cancer patients adhere to their therapy and manage side effects arising from their cancer treatments.

DARA holds exclusive U.S. marketing rights to Soltamox (tamoxifen citrate) oral solution, the only liquid form of tamoxifen, used for the treatment and prevention of breast cancer. Soltamox offers a choice to patients who prefer or need a liquid form of tamoxifen. Gelclair is an alcohol-free bioadherent oral rinse gel for rapid and effective relief of pain associated with oral mucositis caused by chemotherapy and radiation treatment. DARA licensed the U.S. rights to Soltamox from UK-based Rosemont Pharmaceuticals, Ltd., and Gelclair from the Helsinn Group in Switzerland. Under an agreement with Innocutis, DARA also markets Bionect (hyaluronic acid sodium salt, 0.2%) a topical treatment for skin irritation and burns associated with radiation therapy, in US oncology/radiology markets.

DARA is focused on expanding its portfolio of oncology supportive care products in the US, via in-licensing and/or partnering of complementary late-stage and approved products. In addition, the company wishes to identify a strategic partner for the clinical development of KRN5500, currently in Phase 2 for the treatment of chronic, treatment refractory, chemotherapy induced peripheral neuropathy (CCIPN). The FDA has designated KRN5500 as a Fast Track Drug, and DARA is seeking orphan status for the treatment of CCIPN.

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in DARA’s most recent Annual Report on Form 10-K, filed with the SEC on March 28, 2013.  Those factors include risks and uncertainties relating to DARA's ability to timely commercialize and generate revenues or profits from Bionect®, Soltamox®, Gelclair® or other products given that DARA only recently hired its initial sales force and DARA's lack of history as a revenue-generating company, FDA and other regulatory risks relating to DARA's ability to market Bionect, Soltamox, Gelclair or other products in the U.S. or elsewhere, DARA’s ability to in-license and/or partner products, DARA's current cash position and its need to raise additional capital in order to be able to continue to fund its operations, the current regulatory environment in which DARA sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property and the intellectual property of others, the potential delisting of DARA's common stock from the NASDAQ Capital Market, risks and uncertainties relating to DARA's ability to successfully integrate Oncogenerix and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission ("SEC"). Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.

Media Contacts: David Connolly or Samantha Stenbeck LaVoie Group 617-374-8800 dconnolly@lavoiegroup.com sstenbeck@lavoiegroup.com	Corporate Contact: Jenene Thomas DARA BioSciences 908-938-1475 jthomas@darabio.com